Exhibit 10.37

AMENDMENT TO THE

THE GEO GROUP, INC. EXECUTIVE RETIREMENT PLAN

WHEREAS, The GEO Group, Inc., a Florida corporation (the “Company”) currently maintains and sponsors The GEO Group, Inc. Executive Retirement Plan (the “Plan”); and

WHEREAS, Section 7.1 of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan at any time; and

WHEREAS, the Board has determined it to be in the best interests of the Company to amend the Plan as set forth herein.

NOW, THEREFORE, effective January 1, 2010 the Plan is hereby amended as follows:

1.	Section 1.20 of the Plan is amended by deleting it in its entirety and replacing it with the following:

“Years of Service. The number of full years during which an Employee is continuously employed by an Employer, including years prior to participation in the Plan. Except as set forth in Section 2.2, Years of Service shall not include employment or other service with or for any entity prior to such entity becoming an Employer or being acquired by an Employer.”

2.	Section 2.2 of the Plan is amended by deleting it in its entirety and replacing it with the following:

“Other Eligible Employees. In addition to those initially eligible, executives holding the following position with applicable time periods may be selected to participate in the Plan.

Position	Time Period
Vice President	After three (3) Years of Service and having been in the VP position with GEO for one year.

Solely for purposes of this Section 2.2, Years of Service shall include employment or other service for or with an entity acquired by Employer prior to such entity being acquired by Employer; in all other respects Years of Service shall have the meaning ascribed to it in Section 1.20 hereof. Such key executives as defined above may be suggested for participation in the Plan by the Committee, subject to the final approval of the Compensation Committee of the Board of Directors of GEO.”

3. Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed this instrument as of the third day of February, 2012, on behalf of the Company.

THE GEO GROUP, INC.

By:	/s/ Stephen V. Fuller
Name:	Stephen V. Fuller
Title:	Senior Vice President, Human Resources